Exhibit 99.1

Tesoro Corporation Reports Second Quarter Results

SAN ANTONIO--(BUSINESS WIRE)--July 28, 2010--Tesoro Corporation (NYSE:TSO) today reported second quarter 2010 net earnings of $67 million, or $0.47 per diluted share compared to a net loss of $45 million, or $0.33 per diluted share for the second quarter of 2009. The 2010 results include one-time net after-tax benefits of $24 million primarily related to changes to our post-retirement benefits programs. The total after-tax impact for the one-time net benefits in the quarter is $0.17 per diluted share.

Second quarter segment operating income was $153 million excluding the special items, compared to $11 million in the second quarter a year ago. The increase in operating income was driven in large part by stronger distillate margins and improved realizations in our marketing channels. These benefits were partially offset by decreased gasoline margins and reduced throughput. The reduction in throughput was primarily a result of the idled Anacortes refinery and the planned full plant turnaround at our Mandan refinery.

For the second quarter, the Tesoro Index was over $1.40 per barrel higher than a year ago, as a result of improved West Coast benchmark diesel margins, which were up 55%. Gasoline margins however fell by 15% versus a year ago. Tesoro benefited from blending ethanol into gasoline as ethanol prices traded on average $0.55 per gallon below California grade gasoline. The second quarter results also reflect improved performance in both our wholesale and retail marketing channels, as spot prices for gasoline and diesel fell more rapidly than wholesale rack or retail street prices during the period.

“We are pleased with our second quarter results, despite the lost opportunity due to the idling of our Anacortes refinery and the full plant turnaround at our Mandan refinery,” said Greg Goff, President and CEO of Tesoro. “During the quarter we saw improvements in several key economic indicators, including West Coast port and rail activity. We believe these trends drove diesel margins higher. These increases are not, however, being seen in gasoline margins. While gasoline demand has stabilized, high unemployment in California continues to keep demand low.”

Capital Spending and Liquidity

Capital spending, including turnarounds, for the second quarter 2010 was $140 million, and the company anticipates capital spending, including turnarounds, for the full year 2010, to be in the range of $475 to $500 million. The company ended the second quarter with $191 million in cash and remained undrawn with $713 million of availability on the revolving credit facility.

“While we have seen improvements in the market during the second quarter, we continue to plan for a challenging margin environment and are committed to our improvement initiatives. We are implementing changes to our corporate overhead and benefits programs that we expect will strengthen Tesoro and have an immediate and positive impact on cash flow and earnings,” said Goff.

When fully implemented by the end of this year, the changes are expected to reduce cash corporate expenses by an estimated $40 to $50 million and reduce post-retirement benefit expenses by another $80 to $90 million, annually. For the second quarter, the net impact of these changes was a $26 million after-tax benefit to earnings.

Washington Refinery

The repair work at the Anacortes refinery is progressing well and we expect that the plant should be operational as early as September. The company continues to work closely with investigators regarding the incident.

Public Invited to Listen to Analyst Conference Call

At 7:30 a.m. tomorrow morning, Tesoro will broadcast, live, its conference call with analysts regarding second quarter 2010 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tsocorp.com, or via phone by dialing (877) 407-4134 (international dial-in: (201) 689-8430), event ID 00352826. A telephone replay of the call will be available for one week, and may be accessed via phone by dialing (877) 660-6853 (international replay: (201) 612-7415), then entering passcode 352826 and access code 356.

Tesoro Corporation, a Fortune 150 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of approximately 665,000 barrels per day. Tesoro's retail-marketing system includes over 875 branded retail stations, of which over 380 are company operated under the Tesoro®, Shell®, Mirastar® and USA Gasoline™ brands.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning the market environment, expected corporate expense savings, our expectations about our capital spending, and the completion of repairs at our Anacortes refinery. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

	TESORO CORPORATION
	STATEMENTS OF CONSOLIDATED OPERATIONS
	(Unaudited)
	(In millions except per share amounts)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2010	2009	2010	2009
	Revenues	$5,143	$4,181	$9,750	$7,461
	Costs and Expenses:
	Costs of sales	4,492	3,668	8,739	6,310
	Operating expenses	348	368	721	734
	Selling, general and administrative expenses	42	53	109	107
	Depreciation and amortization expense	108	108	208	213
	Loss on asset disposals and impairments	10	20	32	21

	Operating Income (Loss) (a)	143	(36)	(59)	76
	Interest and Financing Costs	(37)	(31)	(74)	(59)
	Interest Income	-	2	-	3
	Foreign Currency Exchange Income (Loss)	1	(10)	1	(10)

	Earnings (Loss) Before Income Taxes	107	(75)	(132)	10
	Income Tax Provision (Benefit)	40	(30)	(44)	4
	Net Earnings (Loss)	$67	$(45)	$(88)	$6
	Net Earnings (Loss) Per Share:
	Basic	$0.48	$(0.33)	$(0.63)	$0.04
	Diluted (b)	$0.47	$(0.33)	$(0.63)	$0.04
	Weighted Average Common Shares:
	Basic	140.5	138.0	140.0	137.9
	Diluted (b)	142.5	138.0	140.0	139.6

(a)	Includes a $43 million net gain for the three and six months ended June 30, 2010 primarily from the elimination of postretirement life insurance benefits for current and future retirees.
(b)

The assumed conversion of common stock equivalents produced anti-dilutive results for the three months ended June 30, 2009 and six months ended June 30, 2010 and was not included in the dilutive calculation.

TESORO CORPORATION
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Operating Income (Loss)
Refining	$150	$7	$(19)	$184
Retail	30	4	54	(11)
Total Segment Operating Income	180	11	35	173
Corporate and Unallocated Costs	(37)	(47)	(94)	(97)
Operating Income (Loss)	143	(36)	(59)	76
Interest and Financing Costs	(37)	(31)	(74)	(59)
Interest Income	-	2	-	3
Foreign Currency Exchange Income (Loss)	1	(10)	1	(10)
Earnings (Loss) Before Income Taxes	$107	$(75)	$(132)	$10

Depreciation and Amortization Expense
Refining	$93	$90	$178	$177
Retail	10	10	20	19
Corporate	5	8	10	17
Depreciation and Amortization Expense	$108	$108	$208	$213

Capital Expenditures
Refining	$75	$88	$140	$159
Retail	2	4	4	9
Corporate	-	15	-	27
Capital Expenditures	$77	$107	$144	$195

BALANCE SHEET DATA
(Unaudited)
(Dollars in millions)

	June 30,	December 31,
	2010	2009
Cash and Cash Equivalents	$191	$413
Total Assets	$8,273	$8,070
Total Debt	$1,845	$1,841
Total Stockholders' Equity	$3,145	$3,087
Total Debt to Capitalization Ratio	37%	37%

	TESORO CORPORATION
	OPERATING DATA
	(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2010	2009	2010	2009
	REFINING SEGMENT
	Total Refining Segment
	Throughput (thousand barrels per day)
	Heavy crude (c)	193	186	180	184
	Light crude	251	343	263	332
	Other feedstocks	30	36	29	35
	Total Throughput	474	565	472	551

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	222	286	227	272
	Jet fuel	64	67	67	66
	Diesel fuel	103	111	98	116
	Heavy oils, residual products, internally produced fuel and other	112	133	108	128
	Total Yield	501	597	500	582

	Gross refining margin ($/throughput bbl) (d)	$12.89	$8.52	$9.65	$10.27
	Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (d)	$5.74	$4.63	$5.84	$4.96

	Segment Operating Income (Loss) ($ millions)
	Gross refining margin (e)	$555	$438	$825	$1,023
	Expenses
	Manufacturing costs	248	238	500	495
	Other operating expenses	50	77	122	136
	Selling, general and administrative expenses	7	8	16	12
	Depreciation and amortization expense (f)	93	90	178	177
	Loss on asset disposals and impairments (g)	7	18	28	19
	Segment Operating Income (Loss) (h)	$150	$7	$(19)	$184

	Refined Product Sales (thousand barrels per day) (i)
	Gasoline and gasoline blendstocks	277	317	281	312
	Jet fuel	97	79	93	78
	Diesel fuel	113	123	105	121
	Heavy oils, residual products and other	77	88	77	87
	Total Refined Product Sales	564	607	556	598

	Refined Product Sales Margin ($/barrel) (i)
	Average sales price	$90.91	$69.63	$89.03	$63.15
	Average costs of sales	82.00	61.80	82.40	54.06
	Refined Product Sales Margin	$8.91	$7.83	$6.63	$9.09

(c)	We define heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less.
(d)

Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate gross refining margin per barrel; different companies may calculate it in different ways. We calculate gross refining margin per barrel by dividing gross refining margin (revenue less costs of feedstocks, purchased refined products, transportation and distribution) by total refining throughput. Management uses manufacturing costs per barrel to evaluate the efficiency of refining operations. There are a variety of ways to calculate manufacturing costs per barrel; different companies may calculate it in different ways. We calculate manufacturing costs per barrel by dividing manufacturing costs by total refining throughput. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(e)

Consolidated gross refining margin combines gross refining margin for each of our regions adjusted for other costs not directly attributable to a specific region. Other costs resulted in a decrease of $2 million for the three ended June 30, 2010 and increases of $4 million and $3 million for the three and six months ended June 30, 2009, respectively. Gross refining margin includes the effect of intersegment sales to the retail segment at prices which approximate market. Gross refining margin approximates total refining throughput times gross refining margin per barrel.

(f)

Includes manufacturing depreciation and amortization expense per throughput barrel of approximately $2.05 and $1.62 for the three months ended June 30, 2010 and 2009, respectively, and $1.97 and $1.66 for the six months ended June 30, 2010 and 2009, respectively.

(g)

Includes impairment charges related to our Los Angeles refinery of $20 million for the six months ended June 30, 2010 and $12 million for the three and six months ended June 30, 2009. The three and six months ended June 30, 2010 include a $4 million write-off related to the Washington refinery incident. The loss on asset disposals and impairments is included in refining segment operating income but excluded from the regional operating costs per barrel.

(h)	Includes a $36 million net gain for the three and six months ended June 30, 2010 primarily from the elimination of postretirement life insurance benefits for current and future retirees.
(i)

Sources of total refined product sales include refined products manufactured at our refineries and refined products purchased from third parties. The total refined product sales margins include margins on sales of manufactured and purchased refined products.

	TESORO CORPORATION
	OPERATING DATA
	(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2010	2009	2010	2009
Refining By Region
	California (Golden Eagle and Los Angeles)
	Throughput (thousand barrels per day) (j)
	Heavy crude (c)	174	173	158	169
	Light crude	43	57	38	59
	Other feedstocks	22	21	18	22
	Total Throughput	239	251	214	250

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	132	140	120	136
	Jet fuel	18	20	18	18
	Diesel fuel	60	50	51	56
	Heavy oils, residual products, internally produced fuel and other	50	65	46	62
	Total Yield	260	275	235	272

	Gross refining margin	$293	$185	$425	$521
	Gross refining margin ($/throughput bbl) (d)	$13.48	$8.09	$10.95	$11.54
	Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (d)	$7.01	$6.12	$7.82	$6.57

	Pacific Northwest (Alaska & Washington)
	Throughput (thousand barrels per day) (j)
	Heavy crude (c)	1	-	2	-
	Light crude	79	129	94	117
	Other feedstocks	4	10	7	9
	Total Throughput	84	139	103	126

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	26	64	39	57
	Jet fuel	23	22	26	22
	Diesel fuel	8	23	12	22
	Heavy oils, residual products, internally produced fuel and other	29	34	29	29
	Total Yield	86	143	106	130

	Gross refining margin	$98	$123	$162	$206
	Gross refining margin ($/throughput bbl) (d)	$12.78	$9.70	$8.69	$9.01
	Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (d)	$5.98	$3.72	$5.02	$4.18

	Mid-Pacific (Hawaii)
	Throughput (thousand barrels per day)
	Heavy crude (c)	18	13	20	15
	Light crude	49	53	47	55
	Total Throughput	67	66	67	70

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	16	16	16	17
	Jet fuel	14	17	14	17
	Diesel fuel	13	10	13	10
	Heavy oils, residual products, internally produced fuel and other	25	24	25	27
	Total Yield	68	67	68	71

	Gross refining margin	$33	$15	$33	$71
	Gross refining margin ($/throughput bbl) (d)	$5.35	$2.52	$2.74	$5.67
	Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (d)	$2.92	$3.21	$2.85	$2.98
					-
(j)

We experienced reduced throughput due to scheduled turnarounds at our North Dakota refinery during the 2010 second quarter, Utah in the 2010 first quarter, Alaska during the 2009 second quarter, and Golden Eagle refineries during the 2010 first quarter and 2009 second quarter, and scheduled maintenance at our Washington refinery during the 2009 second quarter. We temporarily shut-down processing at the Washington refinery beginning in April 2010.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Mid-Continent (North Dakota & Utah)
Throughput (thousand barrels per day) (j)
Light crude	80	104	84	101
Other feedstocks	4	5	4	4
Total Throughput	84	109	88	105

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	48	66	52	62
Jet fuel	9	8	9	9
Diesel fuel	22	28	22	28
Heavy oils, residual products, internally produced fuel and other	8	10	8	10
Total Yield	87	112	91	109

Gross refining margin	$133	$111	$205	$222
Gross refining margin ($/throughput bbl) (d)	$17.38	$11.29	$12.80	$11.71
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (d)	$4.18	$3.20	$4.26	$3.40

	TESORO CORPORATION
	OPERATING DATA
	(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2010	2009	2010	2009
	RETAIL SEGMENT
	Number of Stations (end of period)
	Company-operated	383	388	383	388
	Branded jobber/dealer	495	490	495	490
	Total Stations	878	878	878	878

	Average Stations (during period)
	Company-operated	384	388	385	389
	Branded jobber/dealer	500	490	499	489
	Total Average Retail Stations	884	878	884	878

	Fuel Sales (millions of gallons)
	Company-operated	265	263	518	513
	Branded jobber/dealer	68	80	131	146
	Total Fuel Sales	333	343	649	659

	Fuel Margin ($/gallon) (k) (l)	$0.22	$0.16	$0.23	$0.14
	Merchandise Sales ($ millions)	$51	$56	$97	$102
	Merchandise Margin ($ millions)	$14	$14	$26	$25
	Merchandise Margin %	27%	25%	27%	25%

	Segment Operating Income (Loss) ($ millions)
	Gross Margins
	Fuel (l)	$75	$55	$147	$91
	Merchandise and other non-fuel margin	21	20	39	37
Total Gross Margins		96	75	186	128
	Expenses
	Operating expenses	50	52	99	102
	Selling, general and administrative expenses	3	7	9	16
	Depreciation and amortization expense	10	10	20	19
	Loss on asset disposals and impairments	3	2	4	2
Segment Operating Income (Loss) (m)		$30	$4	$54	$(11)

(k)

Management uses fuel margin per gallon to compare profitability to other companies in the industry. There are a variety of ways to calculate fuel margin per gallon; different companies may calculate it in different ways. We calculate fuel margin per gallon by dividing fuel gross margin by fuel sales volumes. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered an alternative to segment operating income and revenues or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(l)	Includes the effect of intersegment purchases from the refining segment at prices which approximate market.
(m)	Includes a $3 million net gain for the three and six months ended June 30, 2010 primarily from the elimination of postretirement life insurance benefits for current and future retirees.

TESORO CORPORATION
RECONCILIATION TO AMOUNTS REPORTED UNDER US GAAP
(Unaudited)
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net Earnings (Loss)	$67	$(45)	$(88)	$6
Add income tax provision (benefit)	40	(30)	(44)	4
Add interest and financing costs	37	31	74	59
Less interest income	-	(2)	-	(3)
Add depreciation and amortization expense	108	108	208	213
Earnings before Interest, Income Taxes, Depreciation
and Amortization Expense (EBITDA) (n)	$252	$62	$150	$279

SEGMENT OPERATING INCOME ADJUSTED FOR SPECIAL ITEMS
(Unaudited)
(In millions)

Three Months Ended
June 30,
2010
Total Segment Operating Income	$180
Special Items, before-tax:
Cost structure changes	(39)
Washington refinery incident (o)	12
Segment Operating Income Adjusted for Special Items	$153

NET EARNINGS ADJUSTED FOR SPECIAL ITEMS
(Unaudited)
(In millions except per share amounts)

		Three Months Ended
		June 30,
		2010
	Net Earnings - U.S. GAAP	$67
	Special Items, After-tax:
	Cost structure changes (p)	(26)
	Washington refinery incident	7
	State income tax audit settlement (q)	(5)
	Net Earnings Adjusted for Special Items	$43

	Net Earnings Per Share - U.S. GAAP	$0.47
	Special Items Per Share, After-tax:
	Cost structure changes (p)	(0.18)
	Washington refinery incident	0.05
	State income tax audit settlement (q)	(0.04)
	Net Earnings Per Share Adjusted for Special Items	$0.30

	Note: The special items present information that the Company believes is useful to investors. The Company believes that special items are not indicative of its core operations.

(n)	EBITDA represents earnings before interest and financing costs, interest income, income taxes, and depreciation and amortization expense. We present EBITDA because we believe some investors and analysts use EBITDA to help analyze our cash flows including our ability to satisfy principal and interest obligations with respect to our indebtedness and to use cash for other purposes, including capital expenditures. EBITDA is also used by some investors and analysts to analyze and compare companies on the basis of operating performance and by management for internal analysis and as a component of the fixed charge coverage financial covenant in our credit agreement. EBITDA should not be considered as an alternative to net earnings, earnings before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America. EBITDA may not be comparable to similarly titled measures used by other entities.
(o)	Includes the impact of the $4 million write-off and $8 million of other expenses related to the Washington refinery incident.
(p)	Represents the consolidated after-tax impact of the $43 million net gain primarily from the elimination of postretirement life insurance benefits for current and future retirees.
(q)	Represents the after-tax impact of a favorable settlement of a state income tax audit.

CONTACT:
Tesoro Corporation
Investors:
Louie Rubiola, 210-626-4355
Director, Investor Relations
or
Media:
Lynn Westfall, 210-626-4697
SVP of External Affairs and Chief Economist